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                                                                  EXHIBIT (b)(2)
                                                                  --------------


M&T REAL ESTATE, INC.
                                                                   MORTGAGE NOTE
                                                                        NEW YORK



September 21, 2001                                                 $2,500,000.00

BORROWER:         ABBA L.P., a New York limited partnership having a business address of 415 West main Street, Rochester, New York 14608

LENDER: M&T Real Estate, Inc., a New York corporation, with offices located at One Fountain Plaza, Buffalo, New York 14203-1495.

DEFINITIONS. The following terms shall have the indicated meanings in this Note:

1. "Escrow" shall mean the escrow required under the Mortgage for the payment of taxes and/or other charges.
2.   "First Payment Date" shall mean the first day of November, 2001.
3.   "Maturity Date" shall mean October 1, 2011.
4. "Mortgage" shall mean a mortgage dated September 21, 2001, executed by Borrower, as the same may be amended, modified or replaced from time to time.
5. "Principal Sum" shall mean Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000).

PROMISE TO PAY. For value received, and intending to be legally bound, the undersigned Borrower promises to pay to the order of the Lender at its office identified above in lawful money of the United States and in immediately available funds, the Principal Sum plus interest on the unpaid portion of the Principal Sum, all amounts, if any, required for the Escrow, and all Expenses (defined below).

INTEREST. The unpaid Principal Sum shall accrue interest at a per annum rate equal to:

     [ ]          ______%

     [ ] ______ percentage points above the rate in effect as the rate announced by Manufacturers and Traders Trust Company as its prime rate of interest on the first day of the calendar month containing such day.

     [ ] ______ percentage points above LIBOR for a |_| one month interest period, |_| two month interest period, |_| three month interest period or |_| six month interest period ("LIBOR Rate"). If no interest period is specified, a one month interest period shall be used. The definition of LIBOR, adjustments to the LIBOR Rate and other provisions relative thereto are contained on Rider B attached hereto and made a part of this Note.

     [X]          See Rider C attached hereto and made a part of this Note.

If no rate is specified, interest shall accrue at the Maximum Legal Rate defined below, fixed as of the date of disbursement. Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months.

MAXIMUM LEGAL RATE. It is the intent of the Lender and Borrower that in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). If this Note is for a personal loan of less than $2,500,000 and is secured primarily by a one-to-four-family residence, the interest rate shall not exceed 16%. Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and if received by the Lender shall be refunded to Borrower.

DEFAULT RATE. After maturity (whether due to the Maturity Date, by acceleration or otherwise), the interest rate on the unpaid Principal Sum shall be increased to three (3) percentage points per year above the otherwise applicable rate per year (the "Default Rate"). Any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. No failure to impose or delay in imposing the Default Rate shall be construed as a waiver by the Lender of its right to collect, and Borrower's obligation to pay, interest at the Default Rate effective as of the date of maturity (whether due to the Maturity Date, by acceleration or otherwise).

REPAYMENT OF PRINCIPAL AND INTEREST. Borrower shall pay the Principal Sum and interest owing pursuant to this Note to the Lender in installments as follows:

[ ] (1) one installment of interest payable on the date of this Note equal in amount to the interest which will accrue during the period beginning on the date of this Note and ending on the last calendar day of the same month and year;

[ ] (2) ______ consecutive monthly installments of principal each in the amount of $____________________, shall become due and payable on the first day of each month commencing on the First Payment Date, with an equal number of installments of interest in amounts which may vary, which shall become due and payable on the first day of each such month;


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     OR

[X] (2) 119 consecutive level monthly installments consisting of both principal and interest, each installment being in the amount of $17,910.78, shall become due and payable on the first day of each month commencing on NOVEMBER 1, 2001. For variable interest rate loans, the Lender shall adjust the amount of the remaining level monthly installments of principal and interest to reflect an interest rate change.

     AND

     (3) ONE FINAL INSTALLMENT of principal, interest, premiums and Expenses to become due on the Maturity Date and to be equal to the total of the outstanding Principal Sum and all accrued and unpaid interest, Expenses, premiums and all other amounts owing pursuant to this Note and the Mortgage and remaining unpaid.


LATE CHARGE. If Borrower fails to pay the whole or any installment of principal or interest owing pursuant to this Note or Escrow payment owing pursuant to the Mortgage within ten days of its due date, Borrower shall immediately pay to the Lender a late charge equal to six percent (6%) of the delinquent amount.

APPLICATION OF PAYMENTS. Payment may be applied in any order at the sole discretion of the Lender, but prior to an Event of Default or Maturity Date, each payment pursuant to this Note shall be applied first to accrued and unpaid interest, next to Principal, next to the Escrow, next to late charges, and finally to Expenses.

PREPAYMENT. Borrower shall have the option of paying the Principal Sum to the Lender in advance of the Maturity Date, in whole or in part, at any time and from time to time, upon written notice received by the Lender at least thirty
(30) days prior to making such payment; provided, however, that together with such prepayment, Borrower shall pay to the Lender a premium set forth on Rider A, if any, attached to and made a part of this Note by this reference. Upon making any prepayment of the Principal Sum in whole, Borrower shall pay to the Lender all interest and Expenses owing pursuant to this Note or the Mortgage and remaining unpaid. Any partial payment of the Principal Sum shall be applied in inverse order of maturity. In the event the Maturity Date of this Note is accelerated following an Event of Default by Borrower, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Lender shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with Rider A.

EVENTS OF DEFAULT; ACCELERATION. This Note is secured by the Mortgage and is entitled to the benefits thereof. An Event of Default under the Mortgage is an Event of Default under this Note. The maturity of this Note shall be accelerated and all amounts under this Note shall become immediately due and payable without any notice, demand, presentment or protest of any kind (each of which is waived by Borrower) (a) automatically, if Borrower or Mortgagor commences any bankruptcy or insolvency proceeding, if voluntary, and upon the lapse of 45 days without dismissal if involuntary; (b) at the sole option of the Lender, upon or at any time or from time to time after the occurrence or existence of an Event of Default and the passage of any applicable grace period; and (c) upon the Maturity Date. After maturity (whether due to the Maturity Date, by acceleration or otherwise), interest on the outstanding Principal Sum shall continue to accrue at the applicable rate and the Lender's acceptance of any partial payment of the outstanding Principal Sum and/or payment of accrued interest shall not affect that all amounts under this Note are due and payable in full.

EXPENSES. Borrower shall pay to the Lender or its agents on demand each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Lender or its agents, whether internal or external and whether retained for advice, for litigation or for any other purpose) incurred by the Lender or its agents either directly or indirectly in connection with this Note including, without limitation, endeavoring to (1) collect any amount owing pursuant to this Note or negotiate or document a workout or restructuring; (2) enforce or realize upon any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing or otherwise directly or indirectly applicable in any such amount; or
(3) preserve or exercise any right or remedy of the Lender pursuant to this Note (collectively, the "Expenses").

RIGHT OF SETOFF. The Lender shall have the right to set off against the amounts owing under this Note, any property held in a deposit or other account with Manufacturers and Traders Trust Company, the Lender or any of their affiliates or otherwise owing by Manufacturers and Traders Trust Company, the Lender or any of their affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time Manufacturers and Traders Trust Company, the Lender or any of their affiliates elect to do so.

MISCELLANEOUS. This Note contains the entire agreement between the Lender and Borrower with respect to the loan it evidences and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Lender with respect thereto. All rights and remedies of the Lender under applicable law, the Mortgage, this Note or any document in connection with the transaction contemplated hereby or amendment thereof are cumulative and not exclusive. No single, partial or delayed exercise by the Lender or its agents of any right or remedy shall preclude the subsequent exercise by the Lender or it agents at any time of any right or remedy of the Lender without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Lender or its agents. No course of dealing or other conduct, no oral agreement or representation made by the Lender, and no usage of trade, shall operate as a waiver of any right or remedy of the Lender. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Lender's course of business may be admitted into evidence as an original. This
Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. References to the Lender's agent shall include, without limitation, Manufacturers and Traders Trust Company. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Lender's records) or to the Lender (at the address on page one and separately to the officer of the Lender or Manufacturers and Traders Trust Company responsible for Borrower's relationship with the Lender). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier


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and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Lender.

JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term "Borrower" shall include each as well as all of them.

GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Lender and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE MANUFACTURERS AND TRADERS TRUST COMPANY MAINTAINS A BRANCH, AND CONSENTS THAT THE LENDER MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE LENDER FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

WAIVER OF JURY TRIAL. BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

PREAUTHORIZED TRANSFERS FROM DEPOSIT ACCOUNT. If a deposit account number is provided in the following blank Borrower hereby authorizes the Lender to debit Borrower's deposit account #_________________________ with Manufacturers and Traders Trust Company automatically for any amount which becomes due under this Note.

Tax ID # 16-1603179                ABBA L.P., a New York limited partnership

                                      By:   ABBA ENTERPRISES, INC., a New York
                                            corporation, its general partner

                                      By:   /s/  Eli N. Futerman, President
                                            ------------------------------------
                                            Eli N. Futerman, President

                                 ACKNOWLEDGMENT

STATE OF NEW YORK)
COUNTY OF MONROE) ss.:

         On the 21st day of September , in the year 2001, before me, the undersigned, a Notary Public in and for said State, personally appeared ELI N. FUTERMAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                             /s/  Steven A. Tranelli
                                             -----------------------------------
                                             Notary Public



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[M&T REAL ESTATE, INC. LOGO]



                                   RIDER A TO
                                  MORTGAGE NOTE
                               (Yield Maintenance)


        RIDER A TO MORTGAGE NOTE DATED SEPTEMBER 21, 2001 IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,500,000 AND EXECUTED BY ABBA L.P.


PREPAYMENT PREMIUM. During the term of this Note, the Borrower shall have the option of paying the Principal Sum to the Lender in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least thirty (30) days prior to making such prepayment; provided, however, that together with such prepayment, the Borrower shall pay to the Lender, as consideration of the privilege of making such prepayment, a premium equal to the greater of (a) one percent (1%) of the Principal Sum prepaid, or (b) an amount equal to the present value of the difference between (i) the amount of interest that would have accrued on the Principal Sum during the remaining term of the Note, at the interest rate set forth in Note in effect on the date of prepayment and (ii) the amount of interest that would have accrued on the Principal Sum during the remaining term of the Note at the Current Market Rate.

Upon making any prepayment of the Principal Sum in whole, the Borrower shall pay to the Lender all interest and Expense owing pursuant to this Note and remaining unpaid. Each partial prepayment of the Principal Sum shall be applied in inverse order of maturity. In the event the Maturity Date of this Note is accelerated following an Event of Default, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Lender shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with this Rider.

Notwithstanding the foregoing provisions of this Rider A, at any time the Variable Rate (as hereinafter defined) is in effect, there shall be no premium for prepayment, provided, however, that if the Variable Rate is in effect, a prepayment shall only be made on the first day of the month, subject to thirty(30) days prior written notice.

- "Current Market Rate" shall mean the most recent yield on United States Treasury Obligations adjusted to a constant maturity having a term most nearly corresponding to the term remaining from the date of prepayment to the Maturity Date, in effect two (2) business days prior to the prepayment date as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by Manufacturers and Traders Trust Company.


- "Present value" calculation shall use the Current Market Rate as the discount rate and shall be calculated as if each installment of the Principal Sum had been made during the remaining term of the Note.


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IN WITNESS WHEREOF, the undersigned party has executed this Rider A to Mortgage
Note as of this 21st day of September, 2001.


                                     ABBA L.P., a New York limited partnership


                                     By: ABBA ENTERPRISES, INC., a New York
                                         corporation, its sole general partner

                                     By: /s/  Eli N. Futerman
                                         ---------------------------------------
                                         Eli N. Futerman, President



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[M&T REAL ESTATE, INC. LOGO]



                                   RIDER B TO
                                  MORTGAGE NOTE

          Rider B to Mortgage Note dated September 21, 2001 in the Original
                 Principal Amount of $2,500,000 and Executed by ABBA, L.P.


                                      NONE


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                                  R I D E R  C


                       TO BE ATTACHED TO THE MORTGAGE NOTE
                            OF ABBA L.P. EXECUTED AND
                       DELIVERED AS OF SEPTEMBER 21, 2001
                            TO M&T REAL ESTATE, INC.


         1. The Section entitled "Interest" is completed as follows:

            From and including the date of this Note to and including the Maturity Date, Borrower shall pay to Lender the Principal Sum with interest calculated on the basis of a 360 day year consisting of twelve (12) 30 day months at a rate per year which on each day shall be the rate in effect as the rate announced by Manufacturers and Traders Trust Company as its prime rate of interest on the first day of the calendar month containing such day (the "Variable Rate").

         2. At any time prior to September 21, 2003, Borrower shall have the one-time option, on five (5) days written notice, and upon payment of a rate-lock fee equal to 0.25% of the then outstanding principal balance, to fix the interest rate for the remaining term of the Loan (the "Adjusted Fixed Rate"). The Adjusted Fixed Rate shall be equal to the greater of (1) seven and one half percent (7.50%) and (2) the rate based on a margin of 200 basis points above Lender's "Adjusted Cost of Funds". "Adjusted Cost of Funds" shall mean the most recent yield on United States Treasury Obligations adjusted to a constant maturity of the remaining term of the Loan in effect two (2) business days prior to the adjustment date as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H. 15(519), or by such other quoting service, index or commonly available source utilized by Lender, plus the "ask" side of the swap spread for the remaining term of the Loan in effect two (2) business days prior to the adjustment date as set forth in Bloomberg, L.P., or by such other quoting service, index or commonly available source utilized by Lender.

         3. In the event the Adjusted Fixed Rate becomes effective, Lender shall notify the Borrower of the revised amount of the monthly installments of principal and interest to commence on the first day of the month following the effective date of the Adjusted Fixed Rate and continuing to and including the Maturity Date.


                           [no further text this page]


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         IN WITNESS WHEREOF, the undersigned has executed this Rider C to Note as of this 21st day of September, 2001.

                                    ABBA L.P., a New York limited partnership

                                    By:  ABBA ENTERPRISES, INC., a New York
                                         corporation, its sole general partner

                                    By:  /s/  Eli N. Futerman
                                         ---------------------------------------
                                         Eli N. Futerman, President